EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Amendment No. 1 to the Quarterly Report of China Yingxia International, Inc. (the "Company") on Form 10-QSB for the period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Yingxia Jiao, Chief Executive Officer and Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

     1.   Such Amendment No. 1 to the Quarterly Report on Form 10-QSB for the period ended September 30, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2.   The information contained in such Quarterly Report on Form 10-QSB for the period ended September 30, 2007, fairly presents, in all material respects, the financial condition and results of operations of China Yingxia International, Inc.

CHINA YINGXIA INTERNATIONAL, INC.

Dated: February 11, 2008	By:	/s/ Yingxia Jiao
YINGXIA JIAO
Chief Executive Officer and
Chief Financial Officer